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                                                              EXHIBIT 10.14(b)

                             PAPEREXCHANGE.COM, LLC

                             EQUITY OPTION AGREEMENT

      __________________________                Date Option Granted: __________
      Name of Optionee


      __________________________
      __________________________                No. ____________
      Residence Address

      THIS AGREEMENT is made as of the date set forth above between PaperExchange.com, LLC, a Delaware Limited Liability Company (the "Company") and the optionee named above (the "Optionee").

                                     RECITAL

      The Management Board of the Company (the "Board") thereof, has determined that it is to the advantage and interest of the Company and its members to grant the option provided for herein to Optionee as an inducement to remain in the service of the Company or any Subsidiary and Parent Corporation of the Company and as an incentive for increased effort during such service. In consideration of the mutual covenants herein contained, the parties hereto agree as follows:

      1. Grant of Option

            (a) Pursuant to and subject to the terms and conditions of the PaperExchange.com, LLC 1998 Equity Option Plan (the "Plan"), the Company grants to the Optionee the right and option (the "Option") to purchase on the terms and conditions hereinafter set forth all or any part of an aggregate of____________ percent (the "Option Equity Percent") of the equity of the Company at the purchase price of $_____________. Such Option shall be exercisable as follows:

      one-twelvfth (1/12) of the Option at the close of each quarter, beginning at the close of the first full quarter after this Option is granted to Optionee, until the full amount of the Option is exercisable.

             (b) Nothing contained herein shall be construed to amend, alter or modify the terms or provisions set forth in the Employment Agreement between the Company and Employee.


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      2. Exercise.

            (a) The right to exercise the Option granted hereunder, to the extent unexercised, shall remain in effect for a period of five (5) years from the date of grant of this Option.

            (b) This Option is exercisable at the times specified Sections 1(a) and 2(a) of this Agreement.

      3. Method of Exercise. To the extent that the right to purchase equity has accrued hereunder, the Option may be exercised from time to time by written notice to the Company stating the portion of the Option Equity Percent which is being purchased pursuant to this Option, together with payment, in full, in cash or by certified or cashier's check payable to the order of the Company, of the purchase price for the portion of the Option Equity Percent being exercised. If requested by the Board, prior to completing the sale of the equity as contemplated hereunder, the Optionee shall supply the Board with a representation that the equity is not being acquired with a view to distribution and will be sold or otherwise disposed of only in accordance with applicable federal and state statutes, rules and regulations. As a condition to the exercise of the Option, in whole or in part, the Board may, in its sole discretion, require the Optionee to pay, in addition to the purchase price for the equity being purchased, an amount equal to any federal, state or local taxes that the Board has determined are required to be paid in connection with the exercise of the Option. As soon after the notice of exercise as the Company is reasonable able to comply, the Company shall, without transfer or issue tax to the Optionee or other person entitled to exercise the Option, update its records to reflect the change in the ownership of the Company due the exercise of this Option.

            In the Board's sole discretion, payment of the purchase price for the equity to be delivered, but not of the amount of any withholding taxes, may be made in whole or in part with an equity interest in the Company. If requested by the Board, prior to the acceptance of payment with an equity interest in the Company, the Optionee shall supply the Board with a written representation and warranty that he has good and marketable title to the equity interest, free and clear of liens and encumbrances. The value of the equity interest tendered in payment for the equity being purchased shall be its Fair Market Value on the date of the Optionee's notice of exercise.

      The Optionee may exercise the Option for less than the total Option Equity Percent for which the Option is exercisable.

      4. Termination of Option. The Option shall terminate and expire upon the earliest to occur of:

            (a) The last date for exercise of the Option as provided in Section 2(a) of this Agreement;


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            (b) The expiration of ninety (90) days after the date of the
Optionee's termination of employment with the Company or any Subsidiary and Parent Corporation of the Company other than by reason of death or Permanent Disability, unless the Optionee has been rehired and is an employee of the Company or any Subsidiary and Parent Corporation of the Company on such date; but if the termination of employment is for cause, the date of such termination for cause will apply;

            (c) The expiration of one year from the date of the Optionee's termination of employment with the Company or any Subsidiary and Parent Corporation of the Company by reason of death or Permanent Disability; or

            (d) The termination of the Option pursuant to Section 6 hereof.

            A termination of employment by reason of the death, retirement or Permanent Disability of the Optionee or otherwise shall not accelerate or otherwise affect the equity with respect to which the Option may be exercised, and the Option may only be exercised with respect to the portion of the Option Equity Percent for which it was exercisable at the date of such termination of employment. In the event of the Optionee's death, the Option may be exercised prior to its expiration or termination by his personal representative, or if there is no personal representative, by his heir or legatee.

            Termination of employment (other than by reason of death or Permanent Disability) for purposes hereof shall be deemed to take place upon the earliest to occur of the following: (i) the date of the Optionee's retirement under the normal retirement policies of the Company or any Subsidiary and Parent Corporation of the Company; (ii) the date of the Optionee's retirement with the approval of the Board because of disability other than Permanent Disability;
(iii) the date the Optionee receives notice or advice that his employment is terminated; or (iv) the date the Optionee ceases to render his services to the Company or any affiliate of the Company (absences for temporary illness, emergencies and vacations or leaves of absence of not more than ninety (90) days' duration and approved in writing by the Board excepted). The fact that the Optionee may receive payment from the Company or any Subsidiary and Parent Corporation of the Company after termination for vacation pay, for services rendered prior to termination, for salary in lieu of notice or for other benefits shall not affect the termination date

            As defined in the Plan, "Permanent Disability" means termination of employment with the Company or any affiliate of the Company with the consent of the Company or Subsidiary and Parent Corporation by reason of permanent and total disability within the meaning of Section 22(e)(3) of the Code.

      5. Adjustments. If there is any change in the Percentage Interests of the Company from the date this Option was granted (provided the Option does not thereby terminate pursuant


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to Section 6 hereof), then the purchase price of this Option shall be accordingly adjusted as determined by the Board.

      6. Cessation of Legal Existence. Upon the dissolution or liquidation of the Company, the reorganization, merger or consolidation of the Company with one or more entities as a result of which the Company is not the surviving entity or the sale of substantially all the assets of the Company or of more than 80% of the then outstanding equity of the Company to another corporation or entity, the Option granted hereunder shall terminate; provided, however, that: (i) each Option for which no option has been tendered by the surviving corporation in accordance with all of the terms of provision (ii) immediately below shall, within 30 days before the effective date of such dissolution or within 30 days before the effective date of such dissolution or liquidation, merger or consolidation or sale of equity or assets in which the Company is not the surviving entity, become fully exercisable subject to the provisions of Section 16(b) and (c) of the Plan; or (ii) in its sole and absolute discretion, the surviving corporation may, but shall not be so obligated to, tender to any Optionee holding an Option, an option or options to purchase equity of the surviving entity, and such new option or options shall contain such terms and provisions as shall be required substantially to preserve the rights and benefits of any Option then outstanding under the Plan.

      7. Non-Transferability. The Option is not assignable or transferable by the Optionee, either voluntarily or by operation of law, otherwise than by will or by the laws of descent and distribution, and is exercisable, during the Optionee's lifetime, only by the Optionee.

      8. No Ownership Rights. The Optionee or other person entitled to exercise the Option shall have no rights or privileges as a Member with respect to any equity interest subject hereto until the Optionee or such person has become the holder of record of such equity, and no adjustment (except such adjustments as may be effected pursuant to the provisions of Section 5 hereof) shall be made for dividends or distribution of rights in respect of such equity if the record date is prior to the date on which the Optionee or such person becomes the holder of record.

      9. Plan Controls. The Option shall be subject to and governed by the provisions of the Plan (a copy of which is attached hereto as Exhibit A), which the Board alone shall have the authority to interpret and construe. In the event of any conflict between the provisions of this Agreement and the Plan, the Plan shall govern. All determinations and interpretations thereof made by the Board shall be conclusive and binding on all parties hereto and upon their successors and assigns. All capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Plan.

            The Option will not be treated as an incentive stock option within the meaning of Section 422 of the Code.

      10. Conditions to Issuance of Option. THE COMPANY'S OBLIGATION TO ISSUE AN EQUITY INTEREST UPON EXERCISE OF THE OPTION IS EXPRESSLY CONDITIONED UPON THE COMPLETION BY THE COMPANY OF ANY


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REGISTRATION OR OTHER QUALIFICATION OF SUCH EQUITY UNDER ANY STATE AND/OR
FEDERAL LAW OR RULINGS OR REGULATIONS OR ANY GOVERNMENT REGULATORY BODY OR THE MAKING OF SUCH INVESTMENT REPRESENTATIONS OR OTHER REPRESENTATIONS AND AGREEMENTS BY THE OPTIONEE OR ANY PERSON ENTITLED TO EXERCISE THE OPTION IN ORDER TO COMPLY WITH THE REQUIREMENTS OF ANY EXEMPTION FROM ANY SUCH REGISTRATION OR OTHER QUALIFICATION OF SUCH EQUITY WHICH THE BOARD SHALL, IN ITS SOLE DISCRETION, SEEM NECESSARY OR ADVISABLE. SUCH REQUIRED REPRESENTATIONS AND AGREEMENTS INCLUDE REPRESENTATIONS AND AGREEMENTS THAT THE OPTIONEE, OR ANY OTHER PERSON ENTITLED TO EXERCISE THE OPTION, (A) IS NOT PURCHASING SUCH EQUITY FOR DISTRIBUTION AND (B) AGREES TO HAVE PLACED UPON THE FACE AND REVERSE OF ANY CERTIFICATE FOR SUCH SHARES A LEGEND SETTING FORTH ANY REPRESENTATIONS AND AGREEMENTS WHICH HAVE BEEN GIVEN TO THE BOARD OR A REFERENCE THERETO AND STATING THAT, PRIOR TO MAKING ANY SALE OR OTHER DISPOSITION OF ANY SUCH SHARES, THE OPTIONEE, OR ANY OTHER PERSON ENTITLED TO EXERCISE THE OPTION, WILL GIVE THE COMPANY NOTICE OF INTENTION TO SELL OR DISPOSE OF THE EQUITY NOT LESS THAN FIVE DAYS PRIOR TO SUCH SALE OR DISPOSITION.

      12. Irrevocable Proxy. Optionee agrees to grant the Board an irrevocable proxy to vote all exercised and unexercised equity which is granted or acquired pursuant to this Option (the "Proxy") the form of which is attached as Exhibit "A" hereto. Such proxy shall remain in effect for the maximum time permitted under Delaware law or until it is terminated by the Management Board, whichever is sooner.

      13. Operating Agreement. Upon the exercise of any portion of this Option, Optionee agrees to become a party to the Company's operating agreement and be bound by such agreement's terms and conditions.

      14. Method of Acceptance. This Agreement is addressed to the Optionee in duplicate and shall not be effective until the Optionee executes the acceptance below and returns one copy to the Company, thereby acknowledging that he has read and agreed to all the terms and conditions of this Agreement and the Plan.

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      EXECUTED this ___ day of __________________,199_.

                                    PAPEREXCHANGE.COM, LLC


                                    By:________________________________

                                    Title:_____________________________


ACCEPTED:


__________________________
Signature of Optionee


__________________________
Date


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